                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 14, 2002 accompanying the consolidated financial statements of Lannett Company, Inc. and Subsidiaries appearing in the 2002 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-KSB for the year ended June 30, 2002 which is incorporated by reference in this Registration Statement. We consent to the incorporation in this Registration Statement of the aforementioned report.


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
February 10, 2003